UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2022 (June 6, 2022)

ATLAS TECHNICAL CONSULTANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230
Austin, Texas 78738
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 851-1501

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 9, 2022, Atlas Technical Consultants, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2022.

Proposal 1: To elect the three Class III directors named in the proxy statement to serve until the annual meeting of stockholders to be held in 2025. All nominees were elected by the votes indicated.

Nominee	Voted For	Vote Withheld	Broker Non-Votes
Thomas H. Henley	25,426,384	4,090,629	2,556,327
Leonard K. Lemoine	29,147,746	369,267	2,556,327
Collis Temple, III	28,740,045	776,968	2,556,327

Proposal 2: To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022. The proposal was approved by the votes indicated.

For	Against	Abstentions
32,026,841	20,538	25,961

 Proposal 3: To vote on the amendment and restatement of the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to, among other items, eliminate the supermajority voting requirements to amend the Charter and the Company’s Amended and Restated Bylaws. The proposal was approved by the votes indicated.

For	Against	Abstentions	Broker Non-Votes
28,904,425	71,713	540,875	2,556,327

Item 8.01 Other Events

The Company is the sole managing member of Atlas TC Holdings LLC, a Delaware limited liability company (“Holdings”). Holdings is the sole managing member of Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Atlas Intermediate Holdings”). On June 6, 2022, Atlas Intermediate Holdings LLC entered into a cap transaction with JPMorgan Chase Bank, N.A. (“JPMorgan”) with respect to interest rates.  The transaction was intended to mitigate the risk of interest rate fluctuations in connection with interest payments due under the Credit Agreement dated as of February 25, 2021 among Holdings, Atlas Intermediate Holdings, the Lenders from time to time party thereto, and Wilmington Trust, National Association.  The cap transaction is effective as of June 1, 2022, and has a maturity date of June 1, 2025.  Under the cap transaction, JPMorgan will make payments to Atlas Intermediate Holdings on a monthly basis to the extent that a specified benchmark rate of interest for the applicable month exceeds 3.0%.  Each monthly payment by JPMorgan will be calculated based on the product of (i) a notional amount of $500,000,000 and (ii) the positive difference between the applicable benchmark rate of interest for the month minus 3.0%.  If the applicable benchmark rate of interest for a month equals or is less than 3.0%, no payment will be due from JPMorgan to Atlas Intermediate Holdings for such month.  Under the cap transaction, Atlas Intermediate Holdings will make monthly payments to JPMorgan reflecting deferred premium.  The cap transaction is governed by an ISDA Master Agreement dated as of June 5, 2022 between JPMorgan and Atlas Intermediate Holdings, including the Schedule thereto and the cap transaction confirmation dated June 6, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLAS TECHNICAL CONSULTANTS, INC.

Dated: June 9, 2022	By:	/s/ L. Joe Boyer
Name: L. Joe Boyer Title: Chief Executive Officer

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